EXHIBIT D


                              SITI-SITES.COM, INC.

                             1999 STOCK OPTION PLAN


     1.   Name and Effective Date

          The name of this plan is the Siti-Sites.com, Inc. 1999 Stock Option Plan (the "Plan"). The Plan shall be effective upon approval by the stockholders of the Company.

     2.   Purpose

          The purpose of the Plan is to permit the Company and its Affiliates (as defined below) to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and its Affiliates, and to promote the success of the business of the Company and its Affiliates.

     3.   Definitions

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Administrator" shall have the meaning given such term in Section 4 below.

          (b) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company.

          (c)  "Board" shall mean the Board of Directors of the Company.

          (d) "Change of Control shall mean (i) the consummation of a sale, transfer or other disposition of all or substantially all of the Company's assets; (ii) approval by the stockholders of the Company of a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a Person or Persons different from the Persons holding those immediately prior to such transaction; (iii) a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members ceases to be comprised of individuals who have either been Board members continuously since the beginning of such period or have been elected or nominated for selection as Board members by a majority of the continuing Board members; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) the acquisition by any Person or related group of Persons (other than the Company or a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of more than 50% of the Company's outstanding voting stock without the Board's recommendation.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (f)   "Company"    shall  mean  Siti-Sites.com,  Inc.,   a     Delaware
corporation.

         (g)   "Consultant"    shall  mean  any  Person who contracts to provide
services to the Company or any Affiliate as an independent contractor.

         (h)   "Director"    shall  mean  a member of the Board, or the board of
directors of any Affiliate.

         (i)   "Employee"  shall   mean  any  person,  including  officers   and
Directors, who is an employee of the Company or any Affiliate.

         (j) "Fair Market Value" shall mean, with respect to Shares or other securities (i) the closing price per Share of the Shares on the principal exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the Shares are then listed as a National Market Issue under the NASDAQ National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the Shares on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Administrator; or
(iv) if the provisions of clauses (i), (ii) and (iii) shall not be applicable, the fair market value established by the Administrator acting in good faith.

         (k) "ISO" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the option agreement relating thereto.

         (l) "Non-Employee Director" shall mean each Director who is not an Employee or Consultant and who otherwise is considered a "non-employee" director for purposes of Rule 16b-3.

         (m) "NQSO" shall mean an Option that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the option agreement relating thereto.

         (n)   "Option" means an ISO or a NQSO granted pursuant to the Plan.

         (o) "Optionee" shall mean an Employee, Consultant or Non-Employee Director who receives an Option.

         (p)   "Person"   shall   mean any individual, corporation, partnership,
association, joint- stock company, trust, unincorporated organization, or government or political subdivision thereof.

         (q) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

         (r)   "Shares"   shall  mean the common stock of the Company, par value
$0.001 per share, and such other securities or property as may become the subject of Options pursuant to Subsection 7(j) below.

         (s) "10% Shareholder" shall mean a Person, who together with his or her spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of an Option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding capital stock of the Company or any of its Affiliates.

4.   Shares Subject to the Plan

     Subject to Subsection 7(j) below, the maximum aggregate number of Shares which may be issued to Employees, Consultants and Non-Employee Directors under the Plan is one million eight hundred thousand (1,800,000). The Shares issued upon exercise of Options may be authorized and unissued shares, or Shares held by the Company in its treasury. If any Option shall terminate or expire without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

5.   Administration of the Plan

     The Plan shall be administered by the Board, or, at the election of such Board, by a committee thereof appointed by the Board (the Board or such committee being hereafter referred to in such capacity as the "Administrator") composed of not less than two directors, each of whom is a "non-employee director" as defined in Rule 16b-3, and an "outside director" as defined for purposes of Section 162(m) of the Code. If such a committee is appointed by the Board, (a) such committee shall continue to serve in its designated capacity until otherwise directed by the Board, and (b) from time to time the Board may increase the size of such committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of such committee and thereafter directly administer the Plan, all to the extent permitted by the applicable law. The Administrator shall interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable to cause the Plan to operate in an effective manner. Any interpretation, determination or other action made or taken by the Administrator shall be final, binding and conclusive.

     The Administrator may employ attorneys, consultants, accountants or other persons and the Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Administrator shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option, and all members of the Administrator shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

6.   Eligibility; Grant of Options

     Under the Plan, Options may be granted to Employees, Consultants and Non-Employee Directors; provided, that ISOs may be granted only to Employees. From time to time as it may determine, the Administrator shall designate those Employees, Consultants and Non-Employee Directors to whom an Option is to be granted and the number of Shares to be covered by such Option. In determining the persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Administrator shall take into account the nature of such person's duties, such person's present and potential contributions to the success of the Company and the Affiliates and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A person who has been granted an Option or Options under the Plan may, if he or she is otherwise eligible, be granted an additional Option or Options.

7.   Terms and Conditions of Options

     Each Option granted under the Plan shall be evidenced by a written agreement, in a form approved by the Administrator. Each Option shall be designated in such option written agreement as an ISO or a NQSO. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Affiliate) exceeds $100,000, such excess options shall be treated as NQSOs. In addition, each Option shall be subject to the following terms and conditions and to such other terms and conditions as the Administrator shall deem appropriate:

     (a)  Option Term

          The term of each NQSO shall be fixed by the Administrator. The term of each ISO shall in no event be more than ten (10) years from the date of grant, or, in the case of ISOs granted to 10% Percent Shareholders, five
     (5) years from the date of grant.

     (b)  Exercise Price

          The purchase price per Share purchasable under each Option shall be specified by the Administrator at the time such Option is granted. The purchase price per Share purchasable under each NQSO shall be the price determined by the Administrator. The purchase price per Share purchasable under each ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, or, in the case of ISOs granted to 10% Percent Shareholders, 110% of the Fair Market Value of a Share on the date of grant.

     (c)  Time and Method of Exercise

          The Administrator shall establish the time or times at which each Option, or any part thereof, may be exercised. Such date may be immediately upon the grant of such Option, or may be delayed until the participant has remained in the employ of the Company or an Affiliate for a continuous period after the date of grant as shall be determined by the Administrator. The Administrator shall also establish the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including, (i) cash or Shares, or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price and (ii) a broker-assisted cashless exercise program established by the Administrator), provided in each case that such methods avoid "short-swing" profits to Plan participants under Section 16(b) of the Securities Exchange Act of 1934, as amended. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised.

     (d) Termination of Directorship or Employment or Consulting Relationship Subject to Subsection 7(e) below, in the event of termination of an Optionee's status as a Director, Employee or Consultant, such Optionee may, but only within three (3) months (or such other period of time not less than thirty (30) days and not more than twelve (12) months as is determined by the Administrator, with such determination in the case of an ISO being made at the time of grant of the Option and not exceeding three (3) months), with such determination in the case of an ISO being made at the time of grant of the Option and not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of his or her Option), exercise his or her Option to the extent that such Optionee was entitled to exercise it at the date of such termination. To the extent that such Optionee was not entitled to exercise his or her Option at the date of such termination, or if such Optionee does not exercise such Option to the extent so entitled within the time specified herein, such Option shall terminate. No termination shall be deemed to occur and this Subsection 7(d) shall not apply if (i) the Optionee is a Non- Employee Director who becomes an Employee or a Consultant, or (ii) the Optionee is an Employee who becomes a Non-Employee Director or a Consultant, or (iii) the Optionee is a Consultant who becomes a Non-Employee Director or an Employee.

     (e)  Exercise in the Event of Disability

          Notwithstanding Subsection 7(d) above, in the event of termination of an Optionee's status as a Director, Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), such Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Optionee's Option), exercise his or her Option to the extent that such Optionee was entitled to exercise it at the date of such termination. To the extent that such Optionee was not entitled to exercise such Option at the date of termination, or if such Optionee does not exercise such Option to the extent so entitled within the time specified herein, such Option shall terminate.

     (f)  Exercise in the Event of Death

          In the event of the death of an Optionee while he or she was a Director, Employee or Consultant, or within thirty (30) days following the termination of such person's status as a Director, Employee or Consultant, such Optionee's Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Optionee's Option) by such Optionee's estate or by a person who acquired the right to exercise such Optionee's Option by bequest or inheritance, but only to the extent such Optionee was entitled to exercise the option at the date of death or, if earlier, the date of termination of such person's status as a Director, Employee or Consultant. To the extent that such Optionee was not entitled to exercise his or her Option at the date of death or termination, as the case may be, or if such Optionee (or another person referred to above) does not exercise such Option to the extent so entitled within the time specified herein, such Option shall terminate.

     (g)  Buyout Provisions

          The Administrator may at any time offer to buy out any previously granted Option for a payment in cash, Shares, or other Options, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     (h)  Nontransferability

          Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may in its discretion grant transferable NQSOs pursuant to option agreements specifying (i) the manner in which such NQSOs are transferable and (ii) that any such transfer shall be subject to applicable law. Options may be exercised, sold, pledged, assigned, hypothecated, transferred or disposed of during the lifetime of the Optionee only by the Optionee or a transferee permitted by this Subsection 7(h), or, with respect to NQSOs, by the guardian or legal representative of such Optionee or transferee if permitted by applicable law.

     (i)  Conditions Upon Issuance of Shares

          Shares shall not be issued pursuant to the exercise of an Option unless such exercise and the delivery of such Shares shall comply with all applicable laws, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Each Option may provide that, as a condition to the exercise of such Option, the Optionee thereof shall deliver to the Administrator at the time of such exercise (in whole or in part) a written representation that the Shares being acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. The Company may place legends on stock certificates issued under the Plan as the Administrator deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of such stock.

     (j)  Adjustments

          In the event of a change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares or similar event, the number and kind of Shares which shall be covered by the Plan, and the number and kind of Shares subject to outstanding Options, along with the option price attaching to such Shares, may be appropriately adjusted consistent with such change in a manner to be determined by the Administrator to prevent substantial dilution or enlargement of the rights granted or available participants in the Plan; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of any Option as "performance-based compensation" under Section 162(m) of the Code.

     (k)  Change of Control

          In the event of a Change of Control of the Company, each Option granted under the Plan that is still outstanding and not yet vested or exercisable shall immediately become 100% vested in the Optionee thereof, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of such Option. Each Option that is exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of such Option.

8.   No Rights as Stockholders;    No  Right to Continued Service; No Fractional
     Shares

     No Optionee shall have any rights as a stockholder with respect to any Shares subject to an Option held by him or her prior to the date of issuance to him or her of a certificate or certificates for such Shares. Neither the existence of the Plan, nor any Option held under the Plan shall grant to any person any right with respect to continued service with the Company or any Affiliate, nor shall they interfere in any way with the right of the Company or any Affiliate to terminate such service at any time. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional shares be paid under the Plan.

9.   Legal Compliance

     The Plan and the grant of Options thereunder, and the obligation of the Company to deliver shares upon exercise of Options, shall be subject to approval of the Plan by the stockholders of the Company and to all applicable federal, state or local laws, regulations and rules, and to such approvals of competent government agencies as may, in the opinion of the Administrator, be required.

10.  Amendment and Termination

     The Board may amend, terminate or modify the Plan at any time and for any reason. Amendments require the approval of the Company's stockholders only to the extent provided by Section 422 of the Code, Rule 16b-3, or any other applicable law, rule or regulation. No amendment, termination or modification of the Plan shall alter or amend any rights or obligations under any Option theretofore granted without the consent of the holder of such Option.

11.  Term of Plan

     Options may be granted pursuant to the Plan until the tenth anniversary of the date that the Plan is approved by the stockholders of the Company.

12.  Withholding

     The Company and the Affiliates are authorized to withhold from any payment relating to the exercise of an Option under the Plan, including from any payroll or other payment to an Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Administrator may deem advisable to enable the Company and the Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

13.  Governing Law

     The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York and applicable Federal law.

                     SPECTRUM INFORMATION TECHNOLOGIES, INC.
                                      PROXY
                      (SOLICITED BY THE BOARD OF DIRECTORS)


The undersigned appoints _____________________ and ______________,  or either of them, proxies with full power of substitution, to represent and vote all shares of Common Stock of Spectrum Information Technologies, Inc. held by the undersigned, at the Annual Meeting of Stockholders to be held November ____, 1999, or any adjournment thereof.

        1.          Election of four Directors.
                    Class I Nominees:   JONATHAN BLANK and BARCLAY POWERS
                    Class II Nominee:   ROBERT INGENITO
                    Class III Nominee:  LAWRENCE M. POWERS

                    Check only one of the following two boxes:

     [CHECK BOX]    VOTE FOR all  nominees listed above, except vote withheld as to the following nominees (if any):


                    ---------------------------------------------------

     [CHECK BOX]    VOTE WITHHELD from all nominees

        2. TO APPROVE THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO, AMONG OTHER THINGS, (A) CHANGE THE NAME OF THE COMPANY TO "SITI-SITES.COM, INC.", (B) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 35,000,000, AND THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK FROM 2,000,000 TO 5,000,000, (C) DELETE THE AUTHORIZATION FOR AND ALL REFERENCES TO CLASS A STOCK, WHICH WAS AUTOMATICALLY CONVERTED TO COMMON STOCK ON MARCH 31, 1999, (D) DELETE CERTAIN LIMITATIONS ON TRANSFERS OF COMMON STOCK WHICH WERE ORIGINALLY DESIGNED TO PRESERVE NET OPERATING LOSS CARRY FORWARDS OF THE COMPANY, BUT ARE NOW IRRELEVANT, AND HAVE BEEN LOST AS A RESULT OF THE CHANGE OF CONTROL TRANSACTION IN DECEMBER, 1998, AND (E) FURTHER INDEMNIFY THE COMPANY'S DIRECTORS, OFFICERS AND EMPLOYEES AGAINST COSTS AND EXPENSES RELATING TO THE PERFORMANCE OF THEIR DUTIES.

               [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

        3. TO APPROVE A PLAN OF FINANCING TO RAISE ADDITIONAL FUNDS THROUGH A PRIVATE PLACEMENT WITH LAWRENCE M. POWERS, THE CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND A MAJOR STOCKHOLDER OF THE COMPANY.

               [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

        4.     TO RATIFY THE COMPANY'S 1999 STOCK OPTION PLAN.

               [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

        5. TO RATIFY THE APPOINTMENT OF EDWARD ISAACS & COMPANY LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR THE COMPANY'S FISCAL YEAR ENDING MARCH 31, 2000.

               [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

        6. TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholder. Where no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Meeting.


                                       Dated: ________________________, 1999


                                       _____________________________________
                                       Signature


                                       _____________________________________
                                       Signature


NOTE: Personal representatives, custodians, trustees, partners, corporate officers, and attorneys-in-fact should add their titles as such.


PLEASE VOTE AND DATE THIS PROXY, SIGNING IT AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.